PAX UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 10, 2004


                                Paxar Corporation
             (Exact name of registrant as specified in its charter)


        New York                      0-5610                  13-5670050
(State or other jurisdiction        (Commission             (IRS Employer
     of incorporation)              File Number)          Identification No.)


                 105 Corporate Park Drive
                  White Plains, New York                        10604
         (Address of principal executive offices)            (Zip Code)



       Registrant's telephone number, including area code: (914) 697-6800


                                 Not Applicable
          (Former name or former address, if changed since last report)




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Item 9. Regulation FD Disclosure.

We will report our 2003 financial results in an earnings release on February 12, 2004, and our management will discuss the results on a conference call beginning at 11:00 a.m. Eastern Standard Time on the same date. We believe that the results we will report in our 2003 Annual Report on Form 10-K will be unchanged from those we will report on the February 12 conference call. However, until the matter described below with respect to the change in presentation of our 2002 and 2001 financial statements as disclosed in our Form 10-Q for the quarter ended September 30, 2003, is resolved, the results we will report on February 12 will be unaudited.

Note 12 to the Notes to Financial Statements in that Form 10-Q discusses the change in presentation and the resulting treatment of shares of our common stock subject to a Stock Repurchase Agreement with our chairman as temporary equity. The Stock Repurchase Agreement has been terminated and, accordingly, such common stock will be included in shareholders' equity in our December 31, 2003 balance sheet. However, our audited financial statements for the years 2002 and 2001 require modification to properly reflect the shares subject to repurchase as temporary equity in those periods. As our 2001 financial statements were audited by Arthur Andersen LLP ("Andersen"), which is no longer engaged in the practice of accounting, we are in discussions with our advisors to determine the extent to which Andersen's report can be used in conjunction with our 2001 financial statements as modified. We expect this matter to be resolved prior to filing our 2003 Annual Report on Form 10-K.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PAXAR CORPORATION
                                                (Registrant)


Date: February 11, 2004                      By: /s/ JACK R. PLAXE
                                                 _____________________________
                                                 Jack R. Plaxe
                                                 Executive Vice President and
                                                 Chief Financial Officer